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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Enterprise Products Partners L.P. and Enterprise Products Operating L.P.'s (i) Registration Statement No. 333-36856 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-102778 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; (iii) Registration Statement No. 333-102776 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-4; and (iv) Registration Statement No. 333-82486 of Enterprise Products Partners L.P. on Form S-8 of our reports dated February 28, 2003 (such reports express an unqualified opinion and include explanatory paragraphs referring to the change in accounting for goodwill in 2002 and derivative instruments in 2001), appearing in the respective Annual Reports on Form 10-K of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 28, 2003